EXHIBIT 99.2


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
         AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certifies as follows:

1. I am the Vice President, Chief Financial Officer and Treasurer of Panamerican Beverages, Inc. (the "Company") and I am delivering this certificate in connection with the Form 10-K of the Company for the period ended December 31, 2002 (the "Report") as filed with the Securities and Exchange Commission.

2. To the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 /s/ Annette Franqui*
-------------------------
Annette Franqui
Vice Presidident, Chief Financial Officer and Treasurer
March 14, 2003




* A signed original of this written statement required by Section 906 has been provided to Panamerican Beverages, Inc. and will be retained by Panamerican Beverages, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.